Exhibit 3.1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 12, 2018

Job Number: C20180712-1117
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180310603-54	Articles of Organization	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Amy Brewer
Certificate Number: C20180712-1117

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

050105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20180310603-54
	Filing Date and Time 07/12/2018 11:26 AM
	Entity Number E0333862018-8

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	John Deere Receivables LLC — Check box if a Series Limited-Liability Company ☐ — Check box if a Restricted Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: The Corporation Trust Company of Nevada (Name) ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☒ Manager(s) OR ☐ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) John Deere Capital Corporation (Name) 10587 Double R Boulevard, Suite 100 (Street Address) / Reno (City) / NV (State) / 89521 (Zip Code) 2) Name Street Address / City / State / Zip Code 3) Name Street Address / City / State / Zip Code
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Colleen Dolan (Name) — X Colleen Dolan (Organizer Signature) 300 E. 2nd Street, Suite 1510 (Address) / Reno (City) / NV (State) / 89501 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Organization, submit a separate signed Registered Agent Acceptance form.* X The Corporation Trust Company of Nevada - See Attached — July 11, 2018 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC
Articles Revised: 9-26-17

180304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of John Deere Receivables LLC

Name of Represented Business Entity

I, The Corporation Trust Company of Nevada am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) ✗ commercial registered agent listed with the Nevada Secretary of State,

b) ☐ noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) ☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on 07/11/2018 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature] Michael E. Jones, Asst. Secy. 7/11/2018

Authorized Signature of R.A. or On Behalf of R.A. Company Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer Date

Nevada Secretary of State Form RA Acceptance
Revised: 1-5-15

LIMITED LIABILITY COMPANY CHARTER I, Barbara K. Cegavske, the Nevada Secretary of State, do hereby certify that JOHN DEERE RECEIVABLES LLC did on July 12, 2018, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization is now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal or State, at my office on July 12, 2018. Barbara K. Cegavske Certified By: Amy Brewer Secretary of State Certificate Number: C20180712-1117

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

John Deere Receivables LLC
NAME OF LIMITED-LIABILITY COMPANY

Filed in the office of	Document Number 20180310604-65
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/12/2018 11:26 AM
	Entity Number E0333862018-8

FOR THE FILING PERIOD OF 07/11/2018 TO 07/31/2019

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all manager or managing members. A Manager, or if none, a Managing Member of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form
3. Return completed form with the fee of $150.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $150.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NAME		MANAGER OR MANAGING MEMBER	
John Deere Capital Corporation			
ADDRESS	CITY	STATE	ZIP CODE
10587 Double R Boulevard, Suite 100	Reno	NV	89521
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]
Signature of Manager, Managing Member or Other Authorized Signature

Title: Secretary

Date: 07/11/2018

Nevada Secretary of State List
ManorMem
Form 100403 Revised: 7-1-17

NEVADA STATE BUSINESS LICENSE JOHN DEERE RECEIVABLES LLC Nevada Business Identification NV20181498952 Expiration Date: July 31, 2019 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. IN WITNESS WHEREOF, 1 have hereunto set my hand and affixed the Great Seal of State, at my office on July 12, 2018 Barbara K. Cegavske Secretary of State You may verify this license at www.nvsos.gov under the Nevada Business Search. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov •200203* Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada Document Number 20180310601-32 Filing Date and Time 07/12/2018 11:26 AM Entity Number E0333862018-8 Name Consent or Release USE BLACK INK ONLY • DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Name Consent (if name is currently filed in Nevada) I, John Deere Receivables, Inc. current holder of name , hereby give consent to John Deere Receivables LLC recipient of name consent John Deere Receivables name being released for use by the recipient to use the name Name Reservation Release (if name is currently reserved in Nevada) I, current holder of reserved name , hereby give consent to person to whom reserved name is being released to use the name John Deere Receivables, Inc. a notary public) Signed.(document must be skilled Public signature of current holder of name State of Official seal ROBYN R. HARVEY 1 NOTARY PUBLIC-STATE OF ILLINOIS County of commission expires 02-09-2019 This document was acknowledged before me on By name of person being notarized signature of notary public Nevada Secretary of State Name Consent Release Revised: 1-5*15